UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1075 West Georgia Street, Suite 2010, Vancouver, British Columbia,	V6E 3C9
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 15, 2016, City Office REIT, Inc. (the “Company”), through two wholly-owned subsidiaries of its operating partnership, City Office REIT Operating Partnership, L.P., closed on the acquisition of SanTan Corporate Center (“SanTan”), an approximately 266,531 square foot, two-building Class A office complex located in Phoenix, Arizona, for $58.5 million, exclusive of closing costs. SanTan was previously owned by Wells REIT II – SanTan Corporate Center I, LLC and Wells REIT II – SanTan Corporate Center II, LLC.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Property Acquired

To the extent required by this item, historical financial statements for SanTan will be filed in an amendment to this current report on Form 8-K no later than 71 calendar days after the date of this report.

(b) Pro Forma Financial Information

To the extent required by this item, pro forma financial information relating to the acquisition of SanTan will be filed in an amendment to this current report on Form 8-K no later than 71 calendar days after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: December 20, 2016	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	Chief Executive Officer